UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2015

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2015, the Mohegan Tribal Gaming Authority (the “Authority”) executed amended employment agreements with Robert J. Soper, President and Chief Executive Officer of the Authority and Mario C. Kontomerkos, Chief Financial Officer of the Authority. These agreements amend and restate the previous employment agreements with each executive. The term of each agreement commenced as of April 1, 2015 and expires on March 31, 2018, with base annual salaries of $1,000,000 for Mr. Soper and $800,000 for Mr. Kontomerkos. The agreements contain automatic renewals for additional one-year terms unless either party provides notice to the other on or before one year prior to the end of the agreement’s stated term of an intention to terminate at the stated termination date.

Each employment agreement provides that if the executive is terminated for cause (as defined in each agreement) or if the executive voluntarily terminates his employment, then the executive will not be entitled to any further compensation. If the executive is terminated other than for cause, then he will be entitled to receive his annual salary from the termination date through 12 months from the date of termination.

The employment agreements further provide that the executives may not, without prior written consent, compete with the Authority in specified states in the northeastern United States during the terms of their employment and for a period of 12 months thereafter. In addition, during these periods, the executives may not hire or solicit other employees of the Authority or encourage any such employees to leave employment with the Authority.

The foregoing description of the amended employment agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amended employment agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

In addition, in connection with the previously reported retirement of Mitchell Grossinger Etess as Chief Executive Officer of the Authority, the term of Mr. Etess’s employment agreement was extended through September 30, 2015, and his base annual salary was modified to $250,000, effective as of April 1, 2015.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective October 1, 2015, Mitchell Grossinger Etess retired from his position as Chief Executive Officer of the Authority. Robert J. Soper, who has assumed this position, succeeds Mr. Etess as President and Chief Executive Officer of the Authority.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

10.1	Amended and Restated Employment Agreement, executed October 16, 2015, by and between the Mohegan Tribal Gaming Authority and Robert J. Soper.

10.2	Amended and Restated Employment Agreement, executed October 16, 2015, by and between the Mohegan Tribal Gaming Authority and Mario C. Kontomerkos.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: October 22, 2015	By:	/s/ Kevin P. Brown
Kevin P. Brown
Chairman, Management Board